Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Total System Services, Inc.:

We consent to the incorporation by reference in the registration statement (No. 2-92497) on Form S-8 of Total System Services, Inc. of our report dated April 4, 2006, with respect to the statements of financial condition of the Total System Services, Inc. Employee Stock Purchase Plan as of December 31, 2005 and 2004, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2005, which report appears in the December 31, 2005 annual report on Form 11-K of the Total System Services, Inc. Employee Stock Purchase Plan, included as Exhibit 99.1 to the December 31, 2005 annual report on Form 10-K/A Amendment No. 1 of Total System Services, Inc.

/s/ KPMG LLP

Atlanta, Georgia

April 26, 2006

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Total System Services, Inc.:

We consent to the incorporation by reference in the registration statement (No. 33-17376) on Form S-8 of Total System Services, Inc. of our report dated April 4, 2006, with respect to the statements of financial condition of the Total System Services, Inc. Director Stock Purchase Plan as of December 31, 2005 and 2004, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2005, which report appears in the December 31, 2005 annual report on Form 11-K of the Total System Services, Inc. Director Stock Purchase Plan, included as Exhibit 99.2 to the December 31, 2005 annual report on Form 10-K/A Amendment No. 1 of Total System Services, Inc.

/s/ KPMG LLP

Atlanta, Georgia

April 26, 2006